Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT dated as of February ___, 2007 (this “Agreement”) by and among Cruisestock, Inc., a Texas corporation (the “Company”), and each of the purchasers of Series A Convertible Preferred Stock and Series A and B Warrants of the Company whose names are set forth on Exhibit A attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).
Recitals:
     A. The Company has entered into a merger agreement (the “Merger Agreement”) with the shareholders of Brookside Technology Partners, Inc., a Texas corporation (“Brookside”), pursuant to which Brookside will merge with and into a wholly-owned subsidiary of the Company and the shareholders of Brookside will receive shares of common stock of the Company.
     B. It is a condition to the closing of the Merger Agreement that the Company raise one million five hundred thousand ($1,500,000) of equity through the sale of the Series A Preferred Stock contemplated by this Agreement.
     In consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF SECURITIES
     1. Purchase and Sale of Series A Convertible Preferred Stock and Series A and B Warrants.
          a. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), having an aggregate stated value up to One Million Five Hundred Thousand Dollars ($1,500,000) and the rights set forth in the Certificate of Designations, Limitations and Preferences attached hereto as Exhibit B (the “Series A Financing”). The Company shall issue to each Purchaser the number of shares of Series A Preferred Stock and the number of Series A Warrants and Series B Warrants (as defined in subsection (b) below) set forth in Exhibit A. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 2(b)(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
          b. Upon the following terms and conditions, the Purchasers shall be issued: (i) Series A Warrants, in substantially the form attached hereto as Exhibit C (the “Series A

Warrants”), to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Conversion Shares issuable upon conversion of such Purchaser’s Series A Preferred Stock at an exercise price per share equal to the Warrant Price (as defined in the Series A Warrants) and a term of three (3) years following the Initial Exercise Date (as defined in the Series A Warrants); and (ii) Series B Warrants, in substantially the form attached hereto as Exhibit D (the “Series B Warrants”), to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Conversion Shares issuable upon conversion of such Purchaser’s Series A Preferred Stock at an exercise price per share equal to the Warrant Price (as defined in the Series B Warrants) and a term of five (5) years following the Initial Exercise Date (as defined in the Series B Warrants).
     2. Purchase Price and Closing.
          a. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Series A Preferred Stock, Series A Warrants and Series B Warrants for an aggregate purchase price of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”).
          b. The Series A Preferred Stock, Series A Warrants and Series B Warrants shall be sold and funded in a closing (the “Closing”) which shall take place on or before February ___, 2007 (the “Closing Date”). The Closing shall take place the office of counsel for the Company as set forth herein, at 10:00 a.m., eastern time; provided, however, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.
          c. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver or cause to be delivered to each Purchaser (x) its Series A Preferred Stock and (y) its Series A Warrants and Series B Warrants. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer of immediately available funds to an account designated by the Company. The Series A Warrants and Series B Warrants are referred to collectively as the “Warrants.” The number of shares of Common Stock issuable to each Purchaser upon exercise of the Warrants are referred to herein collectively as the “Warrant Shares.” Any shares of Common Stock issuable upon conversion of the Series A Preferred Stock are herein referred to as the “Conversion Shares.” The Series A Preferred Stock, Warrants and Warrant Shares are sometimes collectively referred to herein as the “Securities.”
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

          a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.
          b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, and the Investor Rights Agreement dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the “Investor Rights Agreement”) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
          c. Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the Closing Date is set forth on Schedule 1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement, the Commission Documents (as defined in Article II Section 1(e) below) or as set forth on Schedule 1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

          d. Subsidiaries. Schedule 1(d) hereto sets forth each Subsidiary of the Company and shows the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.
          e. Securities Filings. The Common Stock of the Company is currently reported on the OTC Bulletin Board and is registered pursuant to the Securities Exchange Act of 1933, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). Any Form 10-QSB and Form 10-KSB filings made by the Company do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          f. No Material Adverse Change. Except as otherwise set forth in Schedule 1(f) hereto, since November 30, 2006, the Company has not experienced or suffered any Material Adverse Effect; provided, however, the Company has made distributions of its assets to its officers and directors in contemplation of the transactions described herein and, as of the Closing Date, will have no assets.
          g. Indebtedness. Schedule 1(g) hereto sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company, or Indebtedness for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP, and (d) any accrued fees, expenses, and liabilities. The Company is not in default with respect to any Indebtedness. The Purchasers acknowledge that the Company will remain liable for payment of obligations expressly set forth on Schedule 1(g), in the amounts set forth on Schedule 1(g), and that the Company will discharge such obligations or otherwise make provision for payment thereof.
          h. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

          i. Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances.
          j. Taxes. Except as set forth in Schedule 1(j), the Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.
          k. Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made herein or therein, not misleading.
          l. Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. The Company has no employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company.
          m. Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          n. ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which has not been satisfied by the Company. As used in this section, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 2(b)14(b) or (c) of the Code.
          o. Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the

Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.
          p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act, which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.
          q. Issuance of Securities. The Securities to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.
          r. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material

Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)). Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Investor Rights Agreement).
          s. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.
          t. Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser and that no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.
     2. Representations and Warranties of the Purchasers. Each of the Purchasers, hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:
          a. Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
          b. Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase or otherwise acquire the Securities being issued to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser, as applicable, or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
          c. No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter or organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser by which any property or asset of the Purchaser is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.
          d. Acquisition for Investment. Each of the Purchasers is acquiring the Securities solely for its own account and not with a view to or for sale in connection with distribution. None of the Purchasers has a present intention to sell any of the Securities, or a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company; (ii) is able to bear the financial risks associated with an investment in the Securities; and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.
          e. Rule 144. The Purchaser acknowledges that the shares of the Common Stock subscribed for hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws in reliance upon exemption provisions of the Act and such other laws; and accordingly, no Federal or state agency has made any recommendation or endorsement as to, or otherwise passed on the merits of, purchasing the shares. The Purchaser further acknowledges that there will be no public market for the shares and that it will not be possible to readily liquidate his or her investment. Because the Common Stock has not been registered under the Act or state law, the Purchaser must bear the economic risks of investment for an indefinite period of time and each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that, to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.
          f. Independent Inquiry. The Purchaser has been given (i) access to all books and records, legal documents and other material information of the Company; (ii) access to all material contracts and documents of the Company relating to the sale of the shares and the Company’s business; and (iii) an opportunity to ask questions of and receive answers from the executive officers of the Company, regarding the information in (i) and (ii) above. The Purchaser has made such investigation and examination of the affairs of the Company and has obtained such information relating thereto as he or she deems necessary to verify the accuracy of the information furnished to him or her. The Purchaser has received no representation or warranty from any person regarding the Company or its business or prospects, or the shares or the underlying securities; and the Purchaser acknowledges that the ability of the Company to achieve its business objective is uncertain. The Purchaser understands that the Company currently does not have any operations.
          g. General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. The information provided to the Company by the Purchaser, including the information provided in such Purchaser’s Investor Questionnaire, is true and accurate and contains no material misstatements. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Commencing on the date that the Purchasers were initially contacted regarding an investment in the Securities, none of the Purchasers has engaged in any short sale of the Common Stock and will not engage in any short sale of the Common Stock prior to the consummation of the transactions contemplated by this Agreement.
          h. No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser, as applicable, by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any seminar or meeting to which such Purchaser, as applicable, was invited by any of the foregoing means of communications. Each Purchaser in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.
          i. Accredited Investor. Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Each investor will complete the Investor Questionnaire set forth in Exhibit F attached hereto.
          j. Sophistication. The Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Company and is able to bear the economic risks inherent in this investment and has the ability, at the present time, to afford a complete loss of the undersigned’s entire investment in the Company. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth in light of his or her business or investments, and the Purchaser’s investment in the Company will not cause such overall commitment to be disproportionate. The Purchaser has adequate means of providing for his or her current financial needs and possible personal contingencies and has no need for liquidity in this investment.
          k. Certain Fees. Except for investment banking fees payable to Midtown Partners & Co., LLC, the Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.
          l. Independent Investment. No Purchaser, as applicable, has agreed to act with any other Purchaser or third parties for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.
          m. Regulation M. Each Purchaser has complied and will comply with Regulation M promulgated under the Exchange Act with respect to the transactions contemplated by this Agreement.
ARTICLE III
COVENANTS
     The Company covenants with each Purchaser as to each provision in this Article III as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.
     1. Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers or their respective subsequent holders.
     2. Listing; Filings. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Securities or shares of Common Stock without registration under the Securities Act within and subject to the limitations provided by Rule 144 promulgated under the Securities Act.
     3. Inspection Rights. Provided same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser, or any employees, agents or representatives thereof, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.
     4. Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.
     5. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.
     6. Other Agreements. The Company shall not enter into any agreement which, by its terms, would restrict or impair the Company’s or any Subsidiary’s right or ability to perform under this Article III.
     7. Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes, including, but not limited to, growth and capital initiatives, investor and public relations, consulting fees, transaction related fees and payment of fees due Midtown Partners & Co., LLC.
     8. Reporting Status. For a period of not less than two (2) years after the Closing, (a) the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company shall retain an investor relations firm, selected by the Company, which systematically prepares and distributes information to potential investors about developments in the Company’s business as part of an active investor relations program.
     9. Blue Sky Laws. Promptly as reasonably practicable after the Closing, the Company shall (a) to the extent necessary, publish in a nationally recognized manual of securities to secure a “manual exemption” for compliance with state securities for laws for the secondary trading of the Common Stock of the Company (the “Manual Securities Exemption”), and (b) to the extent necessary, take reasonable measures to comply with state securities laws of [Rhode Island, South Carolina, and Maryland] for the secondary trading of the Common Stock of the Company, if such states are not covered by the Manual Securities Exemption.
     10. OMITTED
     11. Transfer Taxes. All applicable sales taxes, documentary transfer taxes, recording and filing fees, and other costs (but not including, without limitation, any attorney’s fees incurred by the Company or income, capital gains, intangible or similar taxes) that may be due or payable as a result of the conveyance or deliver of the Securities to be conveyed and transferred or other transactions contemplated hereby, whether levied on the Company or the Purchasers shall be paid by the Company.
ARTICLE IV
CONDITIONS
     1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          a. Minimum Funding. The Company shall have received acceptable subscriptions from the Purchasers to subscribe for and purchase shares of Series A Preferred Stock having an aggregate stated value of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000).
          b. Accuracy of the Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
          c. Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

          d. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          e. Permits, Consents. All authorizations, approvals, permits, consents, waivers, and clearances of any third party, governmental authority, state insurance regulatory agency, or other regulatory body of the United States or of any state that are required in connection with the transactions contemplated by this Agreement shall have been obtained and effective as of the Closing.
          f. Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on the Closing Date.
          g. Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered to the Company by the Purchasers.
     2. Conditions Precedent to the Obligation of the Purchasers to Close and to Acquire the Securities. The obligation hereunder of the Purchasers to purchase or acquire the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time, in their sole discretion.
          a. Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
          b. Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          c. No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board.
          d. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          e. Permits, Consents. All authorizations, approvals, permits, consents, waivers, and clearances of any third party, governmental authority, state insurance regulatory agency, or other regulatory body of the United States or of any state that are required in connection with the transactions contemplated by this Agreement shall have been obtained and effective as of the Closing.

          f. No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement and Transaction Documents, or seeking damages in connection with such transactions.
          g. Preferred Stock and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers the Series A Preferred Stock (in such denominations as each Purchaser has subscribed) and the Series A and Series B Warrants (in such denominations as each Purchaser has subscribed).
          h. Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby; (ii) the Articles; (iii) the Bylaws, each as in effect at the Closing; and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.
          i. Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, which confirmation shall be based on the knowledge of the executive officer.
          j. Investor Rights Agreement. As of the Closing Date, the Company shall have executed and delivered the Investor Rights Agreement to each Purchaser.
          k. Material Adverse Effect. No Material Adverse Effect shall have occurred.
ARTICLE V
CERTIFICATE LEGEND
     1. Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if, at such time, prior to making any transfer of any such Conversion Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, or (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition or (ii) compliance with applicable state securities or “blue sky” laws has been effected. In the case of any proposed transfer under this section, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.
ARTICLE VI
INDEMNIFICATION
     1. General Indemnity. The Company agrees to indemnify, defend and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.
     2. Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law. No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.
ARTICLE VII
MISCELLANEOUS
     1. TO RESIDENTS OF FLORIDA: THE INTEREST OFFERED HEREIN HAVE NOT BEEN REGISTERED WITH THE FLORIDA DIVISION OF SECURITIES. PURSUANT TO FLORIDA STATUTES, SECTION 517.061(11) (A) (5), INVESTORS MAY ELECT, WITHIN THREE

(3) BUSINESS DAYS AFTER DELIVERY OF THEIR SUBSCRIPTION AGREEMENT AND THE PURCHASE PRICE FOR THE INTEREST, TO WITHDRAW THEIR SUBSCRIPTION AND RECEIVE A FULL REFUND (WITHOUT INTEREST) OF SUCH PURCHASE PRICE. THIS WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, AN INVESTOR SHOULD SEND A LETTER INDICATING THE INTENTION TO WITHDRAW, POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY AFTER DELIVERY OF FUNDS TO THE PARTNERSHIP, RETURN RECEIPT REQUESTED, TO ANTIGUA BAY YACHT CLUB INVESTORS, LTD., C/O ATLANTIC AMERICAN CAPITAL ADVISORS, LLC, 101 EAST KENNEDY BOULEVARD, SUITE 3300, TAMPA, FL 33602. ANY ORAL REQUESTS FOR RESCISSION SHOULD BE ACCOMPANIED BY A REQUEST FOR WRITTEN CONFIRMATION THAT THE ORAL REQUEST WAS RECEIVED ON A TIMELY BASIS.
     2. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $25,000, (plus disbursements and out-of-pocket expenses).
     3. Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Hillsborough County, Florida, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Florida is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of Florida. Each party hereto consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law. The parties hereto hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.
     4. Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the outstanding shares of Series A Preferred Stock then held by the Purchasers.

     5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A hereto, or to such address or facsimile number as subsequently modified by written notice given in accordance with this section.
     All notices to the Company shall be sent to:
Cruisestock, Inc.
Gregg E. Jacklin, Esquire
Anslow & Jacklin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
(Fax): (732) 577-1188
If to any Purchaser: At the address of such Purchaser set forth on Exhibit A to this Agreement.
Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.
     6. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.
     9. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     10. Survival. The representations and warranties shall survive the execution and delivery hereof and the Closing.

     11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.
     12. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
[Remainder of this page intentionally left blank; Signature page follows]

[Signature page to Securities Purchase Agreement]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

Cruisestock, Inc.

By:

Name: Ruth Shipley

Title: President

PURCHASER OF SERIES A PREFERRED STOCK

If an Individual Investor:

Sign:

Print Name:

If an Entity Investor:

Print Name of Entity:

Sign:

Print Your Name:

Title:

Exhibit A
Purchasers

Exhibit B
Certificate of Designations, Limitations and Preferences

Exhibit C
Form of Series A Warrant

Exhibit D
Form of Series D Warrant

Exhibit E
Form of Investors Rights Agreement

Exhibit F
Investor Questionnaire

Schedule 1(c)
Capital Stock of Cruisestock, Inc.
100,000,000 common shares $.001 par value authorized
100,000,000 preferred shares $.001 par value authorized
Upon completion of the transactions contemplated herein the capital of the Company shall be as follows:
11,500,000 Common Shares Outstanding
1,575,000 Series A Preferred Shares Outstanding

Schedule 1(d)
Subsidiaries
NONE

Schedule 1(f)
Material Adverse Effects
NONE

Schedule 1(g)
Indebtness
NONE

Schedule 1(j)
Taxes
NONE

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